Exhibit 99.1

FOR IMMEDIATE RELEASE

SolarCity Announces First Quarter 2013 Financial Results

MWs Deployed exceeded guidance, as customer base grew 14% from the previous quarter to over 57,400, and aggregate estimated nominal contracted payments remaining rose 10% over the same period to $1,222 million

SAN MATEO, Calif., May 13, 2013—SolarCity (Nasdaq: SCTY), a leading provider of clean energy, today announced financial results for the first quarter ended March 31, 2013.

“Extending its leadership as the nation’s premier clean energy provider, SolarCity not only grew its customer base 106% year-over-year to over 57,400 and increased its long-term contracted cash flows to $1.22 billion but also exceeded guidance of MW deployed of 41 MW with 46 MW in the first quarter of 2013,” said Lyndon Rive, CEO. “Through our unique, vertically-integrated platform of financing and installing solar systems, we offer customers a compelling value proposition of clean energy for lower than their local utility rate,” continued Mr. Rive. “And our growing economies of scale and falling cost of capital are leading us to retain greater value for our shareholders.”

Q1 2013 Operating Highlights

In its first full quarter as a publicly-traded company following its December 12, 2012 IPO, SolarCity continued to make progress in building out its distributed energy platform. Key operating and development highlights in the quarter include:

•	MWs Deployed were 46 MW, up 12% from the first quarter of 2012, and bringing cumulative MWs deployed to 333 MW. Residential MWs deployed increased 137% year-over-year

•	Customer Base reached a cumulative 57,416, growing 106% year-over-year (and 14% from the fourth quarter of 2012)

•	Energy Contracts signed and outstanding rose 16% from the fourth quarter of 2012 to 46,843

Estimated Nominal Contracted Payments and Retained Value

Due to the long-term nature of operating lease contracts—of up to 20 years—the Company believes GAAP income statement accounting does not accurately reflect new sales activity. It views the following operating metrics as a better representation of its business outlook (amounts as of December 31, 2012 are presented as corrected from amounts previously reported):

•	Estimated Nominal Contracted Payments Remaining of $1,222 million at March 31, 2013, up 10% from $1,109 million at December 31, 2012

•	Retained Value of $569 million at March 31, 2013, equating to retained value per watt of $1.25/W at March 31, 2013

“Retained Value” represents the forecasted net present value of estimated Nominal Contracted Payments Remaining and estimated performance-based incentives allocated to us, net of amounts we are obligated to distribute to our fund investors, upfront rebates, depreciation, renewable energy certificates, solar renewable energy certificates and estimated operations and maintenance, insurance, administrative and inverter replacement costs. This metric includes Energy Contracts for solar energy systems deployed and in Backlog. Our calculation of retained value assumes a discount rate of 6%.

Investing and Financing Activities

With each new Energy Contract, SolarCity creates a recurring, predictable cash flow stream. Its financial strategy is to maximize retained value for shareholders by covering Investing Activities with cash generated from Operating and Financing Activities. Its Investing Activities are primarily comprised of the capital investment in distributed generation solar energy systems under long-term energy contracts with customers, while its Financing Activities represent the funding of its solar energy systems investments through its investor partners and lenders. Key highlights of its Investing and Financing Activities include:

•	Investments in Solar Energy Systems of $138.2 million bringing the cumulative gross total to date to over $1.14 billion

•	Available Tax Equity Financing of 158 MW as of May 10, 2013

Q1 2013 GAAP Cash Flows

For the first quarter ended March 31, 2013, net cash provided by Operating Activities was $8.9 million, while net cash used in Investing Activities was $140.6 million and net cash provided by Financing Activities was $98.9 million. The net decrease in cash and cash equivalents for the quarter ended March 31, 2013 was $32.8 million.

Condensed GAAP Statements of Cash Flows

$ in thousands	Three Months Ended:
Net Cash Provided By (Used In):	Mar. 2012	Dec. 2012	Mar. 2013
Operating Activities	(76,885)	64,723	8,898
Investing Activities	(86,831)	(151,288)	(140,576)
Financing Activities (Before Equity Issuance)	122,658	104,548	98,378

Net Cash Provided (Used) before Equity Issuance	(41,058)	17,983	(33,300)
Net Cash Provided by Equity Issuance	81,255	92,779	514

Net Increase (Decrease) in Cash and Cash Equivalents	40,197	110,762	(32,786)

Q1 2013 GAAP Income Statement

For the first quarter of 2013, core Operating Lease Revenue was $15.1 million, rising 85% from $8.1 million in the first quarter of 2012. Total revenue grew 21% year-over-year to $30.0 million.

Gross Profit was $12.7 million, growing 25% year-over-year from $10.1 million in the first quarter of 2012 and yielding Gross Profit Margin of 42%. Total Operating Expenses were $34.5 million, rising from $24.7 million in the first quarter of 2012, as the Company continued to invest in its development capabilities. Loss from Operations was $21.8 million as compared to $14.6 million in the year-ago period.

Q2 2013 Guidance and Update to 2013 Outlook

For Q2 2013, the Company expects to deploy between 48 MW and 53 MW.

For its Q2 2013 GAAP income statement, the Company also expects:

•	GAAP Operating Lease Revenue: $16 million - $18 million

•	GAAP Solar Energy Systems Sale Revenue: $5 million - $10 million

•	GAAP Gross Margin: 40%-55%

•	GAAP Operating Expenses: $38 million - $42 million

For 2013, we continue to expect MWs deployed of 250 MW. In addition, we not only continue to expect to turn consistently net cash flow positive by Q4 2013 but we also now expect positive net cash flow in Q2 2013.

Earnings Conference Call

The Company will hold a conference call today to discuss its first quarter results and its outlook for the remainder of 2013 at 5:00 pm Eastern. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at http:// investors.solarcity.com.

Participants should follow the instructions provided on the website to download and install the necessary audio applications. In addition, an earnings related presentation will be available on the Company’s Investor Relations site at 5:00 pm Eastern. The conference call can be accessed live over the phone by dialing 1-877-407-4018, or for international callers, 1-201-689-8471. A replay will be available one hour after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 412030. The replay will be available until May 20, 2013.

About SolarCity

SolarCity® (NASDAQ: SCTY) provides clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company offers solar power, energy efficiency and electric vehicle services, and makes clean energy easy by taking care of everything from design and permitting to monitoring and maintenance. SolarCity currently serves 14 states and signs a new customer every five minutes. Visit the company online at www.solarcity.com and follow the company on Facebook & Twitter.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding SolarCity’s customer and market growth opportunities, financial strategies for cash generation and increasing shareholder value, the deployment of megawatts (including megawatts currently in backlog), the amount of megawatts that can be deployed based on committed available financing, expected future GAAP income statement results, the timing of the Company becoming net cash flow positive, additional financial and operational forecasts to be discussed during the conference call referenced in this release, and assumptions relating to the foregoing.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including the effect of electric utility industry regulations, net metering and related policies, the availability and amount of rebates, tax credits and other financial incentives, the availability and amount of financing from fund investors, the retail price of utility-generated electricity or the availability of alternative energy sources, risks associated with SolarCity’s rapid growth, risks that consumers who have executed energy contracts included in reported nominal contracted payments remaining and backlog may seek to cancel those contracts, SolarCity’s limited operating history, particularly as a new public company, changes in strategic planning decisions by management or reallocation of internal resources, and general market, political, economic and business conditions. You should read the section entitled “Risk Factors” in our annual report on our Form 10-K, which has been filed with the Securities and Exchange Commission and identifies certain of these and additional risks and uncertainties. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SolarCity Corporation

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Par Values)

	December 31,	March 31,
	2012	2013
	(audited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$160,080	$127,294
Restricted cash	7,516	3,154
Accounts receivable, net	25,145	19,041
Rebates receivable	17,501	16,294
Inventories	87,903	77,681
Deferred income tax asset	5,770	5,377
Prepaid expenses and other current assets	11,502	26,304

Total current assets	315,417	275,145
Restricted cash	2,810	2,513
Solar energy systems – net	1,002,184	1,131,119
Property, plant and equipment – net	18,635	19,793
Other assets	22,796	23,420

Total assets	$1,361,842	$1,451,990

Liabilities and equity
Current liabilities:
Accounts payable	$62,986	$57,525
Distributions payable to noncontrolling interests	12,028	19,435
Current portion of deferred U.S. Treasury grants income	11,376	13,684
Accrued and other current liabilities	52,334	36,395
Customer deposits	8,753	8,349
Current portion of deferred revenue	31,516	35,109
Current portion of long-term debt	20,613	14,211
Current portion of lease pass-through financing obligation	13,622	27,165
Current portion of sale leaseback financing obligation	389	491

Total current liabilities	213,617	212,364
Deferred revenue, net of current portion	204,396	234,907
Long-term debt, net of current portion	83,533	96,224
Long-term deferred tax liability	5,790	5,400
Lease passthrough financing obligation, net of current portion	125,884	101,168
Sale leaseback financing obligation, net of current portion	14,755	14,653
Deferred U.S. Treasury grants income, net of current portion	286,884	354,321
Other liabilities and deferred credits	112,056	118,560

Total liabilities	1,046,915	1,137,597
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	325,705	329,941
Accumulated deficit	(111,392)	(142,386)

Total stockholders’ equity	214,320	187,562
Noncontrolling interests in subsidiaries	100,607	126,831

Total equity	314,927	314,393

Total liabilities and equity	$1,361,842	$1,451,990

SolarCity Corporation

Condensed Consolidated Statements of Operations

(In Thousands)

	Three months ended
	March 31,	March 31,
	2012	2013
	(unaudited)	(unaudited)
Revenue:
Operating leases	$8,139	$15,089
Solar energy systems sales	16,702	14,899

Total revenues	24,841	29,988
Cost of revenue:
Operating leases	2,582	5,503
Solar energy systems	12,125	11,789

Total cost of revenues	14,707	17,292

Gross profit	10,134	12,696
Operating expenses:
Sales and marketing	16,131	17,879
General and administrative	8,562	16,618

Total operating expenses	24,693	34,497

Loss from operations	(14,559)	(21,801)
Interest expense, net	3,494	6,319
Other expense, net	8,974	140

Loss before income taxes	(27,027)	(28,260)
Income tax (provision) benefit	(35)	105

Net loss	(27,062)	(28,155)
Net (loss) income attributable to noncontrolling interests	(29,818)	2,839

Net income (loss) attributable to stockholders	$2,756	$(30,994)

Net Income (Loss) Attributable to Common Stockholders
Basic	$453	$(30,994)
Diluted	$656	$(30,994)
Net Income (Loss) per Share Attributable to Common Stockholders
Basic	$0.04	$(0.41)
Diluted	$0.04	$(0.41)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	10,503,931	75,186,430
Diluted	17,076,717	75,186,430

SolarCity Corporation Condensed Consolidated Statements of Cash Flows (In Thousands)
	Three months ended
	March 31,	March 31,
	2012	2013
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(27,062)	$(28,155)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization net of amortization of deferred U.S. Treasury grant income	3,961	7,482
Interest on lease pass-thorough financing obligation	1,899	3,871
Stock-based compensation	2,091	3,722
Revaluation of convertible redeemable preferred stock warrants	8,588	—
Revaluation of preferred stock forward contract	350	—
Deferred income taxes	3	3
Reduction in lease pass-through financing obligation	(3,865)	(5,482)
Changes in operating assets and liabilities:
Restricted cash	92	757
Accounts receivable	(25,150)	6,104
Rebates receivable	(2,941)	1,207
Inventories	(7,446)	10,222
Prepaid expenses and other current assets	2,223	(10,785)
Other assets	(2,374)	(624)
Accounts payable	(68,772)	(5,461)
Accrued and other liabilities	7,872	(7,663)
Customer deposits	(253)	(404)
Deferred revenue	33,899	34,104

Net cash provided by (used in) operating activities	(76,885)	8,898
Investing activities:
Payments for the cost of solar energy systems, leased and to be leased	(83,465)	(138,221)
Purchase of property and equipment	(3,366)	(2,355)

Net cash used in investing activities	(86,831)	(140,576)
Financing activities:
Investment fund financings and bank borrowings:
Borrowings under long-term debt	57,570	15,435
Repayments of long-term debt	(427)	(9,729)
Borrowings under bank line of credit	19,418	—
Repayments of sale-leaseback financing obligation	(88)	—
Proceeds from lease pass-through financing obligation	59,155	4,631
Repayment of capital lease obligations	(5,481)	(833)
Proceeds from investment by noncontrolling interests in subsidiaries	3,469	74,578
Distributions paid to noncontrolling interest in a subsidiary	(37,829)	(43,786)
Proceeds from U.S. Treasury grants	26,871	58,082

Net cash provided by financing activities before equity issuances	122,658	98,378
Equity issuances:
Proceeds from exercise of stock options	387	514
Proceeds from issuance of convertible redeemable preferred stock	80,868	—

Net cash provided by equity issuances	81,255	514

Net cash provided by financing activities	203,913	98,892

Net increase (decrease) in cash and cash equivalents	40,197	(32,786)
Cash and cash equivalents, beginning of period	50,471	160,080

Cash and cash equivalents, end of period	$90,668	$127,294

Operating Activity Metrics	2011	2012	Q1 2012	Q1 2013	Cumulative
MW Deployed (1)	72	157	41	46	333
MW Backlog as of May 8, 2013 (2)					195
New Customers (3)	9,034	30,950	8,299	6,884	57,416
New Energy Contracts Outstanding (4)	7,132	26,327	7,746	6,387	46,843
Estimated Nominal Contracted Payments Remaining ($M)(5)	486	1,109			1,222

“MW” or “megawatts” represents the DC nameplate megawatt production capacity.

(1)	“MW Deployed” represents the megawatt production capacity of solar energy systems that have had all required building department inspections completed during the applicable period. This metric includes solar energy systems deployed under Energy Contracts as well as solar energy system direct sales.
(2)	“Backlog” represents the aggregate megawatt capacity of solar energy systems not yet deployed as of the date specified pursuant to Energy Contracts and contracts for solar energy system direct sales executed as of such date.
(3)	“Customers” includes all residential, commercial and government buildings where we have installed or contracted to install a solar energy system, or performed or contracted to perform an energy efficiency evaluation or other energy efficiency services.
(4)	“Energy Contracts” includes all residential, commercial and government leases and power purchase agreements pursuant to which consumers use or will use energy generated by a solar energy system that we have installed or contracted to install. For landlord-tenant structures in which we contract with the landlord or development company, we include each residence as an individual contract. For commercial customers with multiple locations, each location is deemed a contract if we maintain a separate contract for that location.
(5)	“Nominal Contracted Payments Remaining” equals the sum of cash payments obligated to be paid to us under our Energy Contracts over the remaining term of such contracts. This metric includes Energy Contracts for solar energy systems already deployed and in Backlog. As an example, if a customer is 2 years into her 20 year contract, then 18 years of contract payments remain. As an additional example, if a customer chose to pre-pay her Energy Contract, then it is included in Nominal Contracted Payments Remaining only while it is in Backlog as the pre-payment has not been received. Payments for direct sales are not included. The estimated nominal contracted payment remaining as of December 31, 2012 of $1.109 billion is presented as corrected from the $1.091 billion previously reported and included in our annual report on Form 10-K.

Investor Contact

Aaron Chew

investors@solarcity.com